UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    _________________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported):  DECEMBER 31, 2002

                        Commission File Number:  0-21396


                             AFG INVESTMENT TRUST A
             (Exact name of registrant as specified in its charter)



     DELAWARE                   04-3145953
(State  of  jurisdiction     (I.R.S.  Employer
    of  Incorporation)       Identification  No.)


                               1050 WALTHAM STREET
                               LEXINGTON, MA 02421
               (Address of Principal Executive Offices) (Zip Code)

     Registrant's  telephone  number,  including  area  code:  (781)  676-0009


ITEM  5.     Other  Events.
--------

     On December 31, 2002, AFG Investment Trust A (the "Trust") completed its liquidation and dissolution pursuant to a Plan of Complete Liquidation and Dissolution (the "Plan"), adopted as of that date, in accordance with a proxy solicitation dated as of November 25, 2002 directing the implementation of the Plan, which provided that the Trust would immediately commence its liquidation and dissolution, followed by the termination of its Certificate of Trust.

     In  furtherance  of  the  Plan,  the Trust entered into a Liquidating Trust
Agreement (the "Liquidating Trust Agreement") with Wilmington Trust Company ("Wilmington Trust"), as trustee of the AFG Investment Trust A Liquidating Trust (the "Liquidating Trust"). As of December 31, 2002, each unitholder of the Trust received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder's Trust units.

     In accordance with the Plan and the Liquidating Trust Agreement, the Trust has transferred all of its remaining cash and non-cash assets and all of its remaining liabilities to the Liquidating Trust, including a cash reserve for contingent liabilities of the Trust and the Liquidating Trust. On December 31, 2002, the Trust filed a Certificate of Cancellation with the Secretary of State of the State of Delaware.

Item  7.     Financial  Statements  and  Exhibits.
--------

     (c)  Exhibits

     2.1     Plan  of  Complete  Liquidation  and  Dissolution
     10.8     Liquidating  Trust  Agreement
     99.3     Press  Release  regarding  Proxy  Voting  Results


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFG  INVESTMENT  TRUST  A
By:  AFG  ASIT  Corporation,
     its  Managing  Trustee


By:  /s/  Wayne  E.  Engle
     ---------------------
WAYNE  E.  ENGLE
SENIOR  VICE  PRESIDENT

Date:     December  31,  2002

                                  Exhibit Index
                                  -------------


Exhibit  2.1     Plan  of  Complete Liquidation and Dissolution (filed herewith)

Exhibit  10.8     Liquidating  Trust  Agreement  (filed  herewith)

Exhibit  99.3     Press  Release regarding Proxy Voting Results (filed herewith)